Exhibit 99.1

UNITED STATES BANKRUPTCY COURT

WESTERN DISTRICT OF TEXAS

AUSTIN DIVISION

In re:	)	Chapter 11
)
DUNE ENERGY, INC.,	)	Case No. 15-10336
DUNE OPERATING COMPANY,	)	Case No. 15-10337
DUNE PROPERTIES, INC.,	)	Case No. 15-10338
)
	)	(Jointly Administered)
Debtors.	)

CHAPTER 11 PLAN OF THE DEBTORS

HAYNES AND BOONE, LLP 1221 McKinney, Suite 2100 Houston, Texas 77010 Telephone: (713) 547-2000 Facsimile: (713) 236-5490

ATTORNEYS FOR DEBTORS

TABLE OF CONTENTS

INTRODUCTION		1

ARTICLE 1	DEFINITIONS, RULES OF INTERPRETATION, AND CONSTRUCTION OF TERMS	1

1.1	Scope of Definitions	1

1.2	Rules of Interpretation and Construction	1

1.3	Plan Documents	1

ARTICLE 2	SUBSTANTIVE CONSOLIDATION; CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS; IMPAIRMENT	1

2.1	Identification of Classes	2
	(a) Unclassified Claims	2
	(b) Classified Claims	2

2.2	Unimpaired Classes	2

2.3	Impaired Classes	2

ARTICLE 3	TREATMENT OF UNCLASSIFIED CLAIMS AND CERTAIN POSTPETITION CLAIMS	3

3.1	Administrative Claims Bar Date	3

3.2	Professional Compensation Claims Bar Date	3

3.3	Payment of Administrative Claims	3

3.4	Payment of Professional Compensation Claims	3

3.5	Payment of Allowed Priority Unsecured Tax Claims	3
	(a) Cash Payment	3
	(b) Other Agreements	4

3.6	U. S. Trustee Fees	4

ARTICLE 4	TREATMENT OF CLASSIFIED CLAIMS AND EQUITY INTERESTS	4

4.1	Treatment of Allowed Priority Employee Claims (Class – 1.1)	4

4.2	Treatment of Allowed Priority Unsecured Non-Tax Claims (Class – 1.2)	4
	(a) Cash Payment	4
	(b) Other Agreements	4

4.3	Treatment of Allowed Secured Tax Claims (Class - 2)	4
	(a) Determination of Allowed Secured Tax Claims	4
	(b) Treatment of Allowed Secured Tax Claims	5
	(c) Retention of Lien	5
	(d) Deficiency Claim	5

4.4	Treatment of Allowed First Lien Lender Claims (Class - 3.1)	5
	(a) Allocation of Beneficial Interests	6
	(b) Treatment of Allowed First Lien Lender Claims	6
	(c) Retention of Lien	6

4.5	Treatment of Allowed Other Secured Claims (Class – 3.2)	6
	(a) Determination of Allowed Other Secured Claims	6
	(b) Treatment of Allowed Other Secured Claims	6
	(c) Retention of Lien	7
	(d) Deficiency Claim	7

4.6	Treatment of Allowed Second Lien Loan Claims (Class - 3.3)	7

i

4.7	Treatment of Allowed General Unsecured Claims (Class - 4)	8

4.8	Treatment of Allowed Subordinated Claims (Class - 5)	8

4.9	Treatment of Allowed Equity Interests (Class - 6)	8

ARTICLE 5	EXECUTORY CONTRACTS	8

5.1	Assumption and Assignment of Executory Contracts	8

5.2	Deemed Rejection	8

5.3	Approval of Rejection	8

5.4	Rejection of Executory Contracts-Non-Waiver	8

5.5	Rejection Damage Claim Bar Date	8

5.6	Indemnification Obligations	9

ARTICLE 6	MEANS FOR IMPLEMENTATION OF THE PLAN	9

6.1	The Reorganized Debtors	9
	(a) Issuance of the New Equity Interest	9
	(b) Existence of Reorganized Debtors	9
	(c) Certificate of Incorporation and By-Laws	9
	(d) Debtors’ Board of Directors; Wind-Down and Dissolution	10

6.2	Selection of Plan Trustee and Constituting the Oversight Committee	10

6.3	The Closing of the Effective Date Transactions	10

6.4	Effective Date Transactions	10
	(a) Execution and Ratification of Trust Agreement	10
	(b) Transfer of Plan Trust Assets	10
	(c) Establishment of Reserves	11
	(d) Net Sale Proceeds, Remaining Assets and Remaining Cash on Hand	11
	(e) Establishment of Accounts for the Plan Trust	11
	(f) Execution of Documents and Corporate Action	11
	(g) Amendment of the Debtors’ Governance Documents	11
	(h) Surrender of Instruments	12
	(i) Dismissal of Lien Challenge Proceeding; No Further Challenge or Objection	12

6.5	Bankruptcy Code Section 1145 Determination	12

6.6	Tax Treatment of the Plan Trust	12

6.7	Settlement and Compromise	12

6.8	Termination of the Committee	13

6.9	Preservation of Rights of Action	13

6.10	Abandonment of Remaining Assets	13

6.11	Agreement Regarding Professional Compensation Claim of Haynes and Boone, LLP	13

ARTICLE 7	VESTING OF PROPERTY	13

7.1	Vesting of Property	13

ARTICLE 8	DISCHARGE; EXTINGUISHMENT OF LIENS, CLAIMS, INTERESTS AND ENCUMBRANCES; EXCULPATION	14

8.1	Release of Debtors	14

8.2	Exculpation	14

ARTICLE 9	INJUNCTION AGAINST ENFORCEMENT OF PRECONFIRMATION CLAIMS AND EQUITY INTERESTS	15

9.1	Injunction Enjoining Holders of Claims Against and Equity Interests in the Debtors	15

9.2	Term of Bankruptcy Injunction or Stays	16

9.3	Derivative Litigation Claims	16

ARTICLE 10	EVENTS OF DEFAULT	16

10.1	Events of Default	16

10.2	Remedies for Defaults	16

ARTICLE 11	RESOLUTION OF CLAIMS	17

11.1	Right to Object to Claims	17

11.2	Deadline for Objecting to Claims	17

11.3	Deadline for Responding to Claim Objections	17

11.4	Right to Request Estimation of Claims	17

11.5	Release of Certain Claims	17

ARTICLE 12	RETENTION, ENFORCEMENT, COMPROMISE, OR ADJUSTMENT OF CLAIMS BELONGING TO THE ESTATES	17

12.1	Right to Enforce, Compromise, or Adjust Estate Claims	17

12.2	Substitution of Plan Trustee as Plaintiff	18

ARTICLE 13	RETENTION OF JURISDICTION	18

13.1	Retention of Jurisdiction	18

ARTICLE 14	MISCELLANEOUS PROVISIONS	19

14.1	Confirmation Order	19

14.2	Notices	19

14.3	Dates	20

14.4	Further Action	20

14.5	Exhibits	20

14.6	Exemption from Transfer Taxes	20

14.7	Binding Effect	20

14.8	Governing Law	20

14.9	Headings	21

14.10	Withdrawal or Revocation of the Plan	21

14.11	Reservation of Rights	21

14.12	Defects, Omissions, and Amendments	21

14.13	Good Faith	21

ARTICLE 15	SUBSTANTIAL CONSUMMATION	21

15.1	Substantial Consummation	21

15.2	Final Decree	21

ARTICLE 16	CONDITIONS TO CONFIRMATION AND EFFECTIVENESS OF PLAN	22

16.1	Conditions Precedent to Confirmation	22

16.2	Conditions Precedent to Effectiveness	22

16.3	Waiver of Conditions to Confirmation or Consummation	22

16.4	Effect of Non-Occurrence of the Effective Date	22

EXHIBITS TO PLAN

Glossary of Defined Terms	Exhibit A

The Liquidating Trust Agreement for the Dune Plan Trust	Exhibit B

Schedule of Retained Rights of Action	Exhibit C

v

INTRODUCTION

Dune Energy, Dune Operating, and Dune Properties, the Debtors and debtors in possession in these Bankruptcy Cases, hereby propose this chapter 11 Plan under Bankruptcy Code section 1121. The Plan is designed to maximize the value of the Estates by the creation of reserves for payment of certain Allowed Claims and establishment of a liquidating trust to facilitate the liquidation of the Plan Trust Assets and the resolution of outstanding Claims against and Equity Interests in the Debtors.

ARTICLE 1

DEFINITIONS, RULES OF INTERPRETATION, AND CONSTRUCTION OF TERMS

1.1 Scope of Definitions.

All capitalized terms not defined elsewhere in the Plan have the meanings assigned to them in the Glossary of Defined Terms attached as Exhibit A to the Plan. Any capitalized term used in the Plan that is not defined herein has the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules.

1.2 Rules of Interpretation and Construction.

For purposes of the Plan: (i) any reference in the Plan to an existing document or exhibit Filed or to be Filed means that document or exhibit as it may have been or may be amended, supplemented, or otherwise modified; (ii) unless otherwise specified, all references in the Plan to sections, articles, and exhibits are references to sections, articles, or exhibits of the Plan; (iii) the words “herein,” “hereof,” “hereto,” “hereunder,” and other words of similar import refer to the Plan in its entirety and not to any particular portion of the Plan; (iv) captions and headings contained in the Plan are inserted for convenience and reference only, and are not intended to be part of or to affect the interpretation of the Plan; (v) wherever appropriate from the context, each term stated in either the singular or the plural includes the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and neuter gender; and (vi) the rules of construction outlined in Bankruptcy Code section 102 and in the Bankruptcy Rules apply to the Plan.

1.3 Plan Documents.

Plan Documents are those material agreements, instruments and related documents to be executed in order to implement and consummate the Plan.

ARTICLE 2

SUBSTANTIVE CONSOLIDATION; CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS; IMPAIRMENT

To the extent necessary, the Plan serves as a motion by the Debtors seeking entry of an order granting substantive consolidation, upon the Effective Date, of the Estates and all the Debts of all of the Debtors for all purposes, including for Distributions to be made under the Plan. Pursuant to such order (which may be the Confirmation Order): (i) all assets and liabilities of the Debtors shall be deemed merged; (ii) all guarantees by one Debtor of the obligations of another Debtor shall be deemed eliminated so that any claim against any Debtor and any guarantee thereof executed by any other Debtor and any joint and several liability of the Debtors shall be deemed to be one obligation of the consolidated Debtors; (iii) each and every Claim Filed or to be Filed in the Bankruptcy Case of any of the Debtors shall be deemed Filed against the consolidated Debtors and shall be deemed one claim against and a single obligation of the consolidated Debtors; and (iv) Claims by one Debtor against another Debtor shall be Disallowed Claims without a further order of the Bankruptcy Court or action by any Person.

Unless an objection to such consolidation is made in writing by any creditor or claimant affected by the consolidation relief sought in the Plan, Filed with the Bankruptcy Court and served on the parties listed in Section 14.2 on or before the Voting Deadline or such other date as may be fixed by the Bankruptcy Court, the consolidation order (which may be the Confirmation Order) may be entered by the Bankruptcy Court. In the event a Person with standing to assert an objection timely Files any such objection, a hearing with respect thereto shall occur at the Confirmation Hearing.

All Claims and Equity Interests, except Administrative Claims, Professional Compensation Claims and Priority Unsecured Tax Claims, are placed in the Classes set forth below. In accordance with Bankruptcy Code section 1123(a)(1), Administrative Claims, Professional Compensation Claims, and Priority Unsecured Tax Claims are not classified under the Plan. Therefore, such Claims, whose treatment is set forth below, are excluded from the Classes of Claims and Equity Interests set forth in this Plan.

Pursuant to Bankruptcy Code sections 1122 and 1123, Claims against, and Equity Interests in, the Debtors are classified for all purposes, including, without express or implied limitation, voting, confirmation and Distributions pursuant to the Plan, as set forth herein, but only to the extent (i) the Claim or Equity Interest is an Allowed Claim or Allowed Equity Interest in that Class and (ii) the Claim or Equity Interest has not been paid, released, or otherwise compromised before the Effective Date. A Claim or Equity Interest shall be deemed classified in a particular Class only to the extent that the Claim or Equity Interest qualifies within the description of that Class, and shall be deemed classified in a different Class to the extent that any remainder of such Claim or Equity Interest qualifies within the description of such different Class. If there are no Claims or Equity Interests in a particular Class, then such Class of Claims or Equity Interests shall not exist for any purposes under the Plan.

2.1 Identification of Classes.

(a)	Unclassified Claims.

i.	Administrative Claims;

ii.	Professional Compensation Claims; and

iii.	Priority Unsecured Tax Claims.

(b)	Classified Claims.

Allowed Claims and Allowed Equity Interests are classified under the Plan as follows:

Class - 1.1	Allowed Priority Employee Claims
Class - 1.2	Allowed Priority Unsecured Non-Tax Claims
Class - 2	Allowed Secured Tax Claims
Class - 3.1	Allowed First Lien Lender Claims
Class - 3.2	Allowed Other Secured Claims
Class - 3.3	Allowed Second Lien Loan Claims
Class - 4	Allowed General Unsecured Claims
Class - 5	Allowed Subordinated Claims
Class - 6	Allowed Equity Interests

2.2 Unimpaired Classes.

Claims in Class 1.1 and 1.2 (i.e., the Unimpaired Classes) are not Impaired under the Plan. Under Bankruptcy Code section 1126(f), holders of Claims in these Classes are conclusively presumed to have accepted the Plan, and are therefore not entitled to vote to accept or reject the Plan.

2.3 Impaired Classes.

Except for the Claims in the Unimpaired Classes, all Claims and Equity Interests are Impaired under the Plan. Holders of Claims and Equity Interests in the Impaired Classes are entitled to vote to accept or reject the Plan.

ARTICLE 3

TREATMENT OF UNCLASSIFIED CLAIMS AND CERTAIN POSTPETITION CLAIMS

3.1 Administrative Claims Bar Date.

Except as otherwise provided in Article 3 herein, all applications or other requests for payment of Administrative Claims arising on or before the Confirmation Date and not previously filed must be filed with the Bankruptcy Court and served on the Debtors, the U.S. Trustee, the First Lien Agent, the Committee and the Plan Trustee by the Administrative Claims Bar Date. Any Administrative Claim for which an application or request for payment is not filed by the deadline specified in this section shall be discharged and forever barred. The Administrative Claims Bar Date does not apply to fees incurred under 28 U.S.C. § 1930(a)(6).

3.2 Professional Compensation Claims Bar Date.

All applications or other requests for payment of Professional Compensation Claims must be filed with the Bankruptcy Court and served on the Debtors, the U.S. Trustee, the First Lien Agent, the Committee and the Plan Trustee by the Professional Compensation Claims Bar Date. Any Professional Compensation Claims for which an application or other request for payment is not filed by the deadline specified in this section shall be discharged and forever barred.

3.3 Payment of Administrative Claims.

The Allowed Administrative Claims (except Ordinary Course Liabilities) arising through the Confirmation Date shall be paid by Reorganized Debtors from the Administrative and Priority Claim Reserve, on the later of (a) the Effective Date, or (b) ten (10) days after the date such Claim becomes Allowed.

3.4 Payment of Professional Compensation Claims.

Allowed Professional Compensation Claims up to the amounts set forth in the DIP Budget and the Post-Closing Budget as a carve-out for professional fees shall be paid by Reorganized Debtors within ten (10) days after the date such Professional Compensation Claim becomes Allowed: (a) first, from the balance of any retainers held by Professionals until fully exhausted; and (b) second, from the Professional Compensation Claim Reserve, unless a particular Professional has agreed to defer payment of all or a portion of its Allowed Professional Compensation Claim as a Deferred Amount. To the extent not otherwise ordered by the Bankruptcy Court, any Professional Compensation Claim remaining unsatisfied in excess of the DIP Budget or the Post-Closing Budget shall be paid as a Deferred Amount or by agreement of the Debtors, First Lien Lenders and the holder of such Professional Compensation Claim.

Notwithstanding the fact that the expenses payable to the DIP Agent, the DIP Lenders, the First Lien Agent or the First Lien Lenders are not Professional Compensation Claims as defined herein, without further notice or order of the Court, Debtors shall pay any unpaid expenses of the DIP Agent, the DIP Lenders, the First Lien Agent or the First Lien Lenders from and consistent with the DIP Budget or the Post-Closing Budget (which payments under the Post-Closing Budget shall reduce dollar-for-dollar the First Lien Lender Adequate Protection Claim and the First Lien Lender Deficiency Claim).

3.5 Payment of Allowed Priority Unsecured Tax Claims.

Allowed Priority Unsecured Tax Claims shall be satisfied in full at the election of the Reorganized Debtors as follows:

(a)	Cash Payment.

The Reorganized Debtors may elect to satisfy any Allowed Priority Unsecured Tax Claim by the payment of Cash from the Administrative and Priority Claim Reserve to the holder of such Claim in the amount of its Allowed Priority Unsecured Tax Claim, plus accrued interest after the Confirmation Date at the Tax Interest Rate, such payment to be made on the later of (a) ten (10) days after the Effective Date or (b) ten (10) days after the date such Claim becomes Allowed.

(b)	Other Agreements.

The Reorganized Debtors may elect to satisfy any Allowed Priority Unsecured Tax Claim pursuant to an agreement reached with the holder of such Claim.

3.6 U.S. Trustee Fees.

Until the Bankruptcy Cases are closed, all fees incurred under 28 U.S.C. § 1930(a)(6) shall be paid in accordance with the Plan Trust Agreement.

ARTICLE 4

TREATMENT OF CLASSIFIED CLAIMS AND EQUITY INTERESTS

4.1 Treatment of Allowed Priority Employee Claims (Class – 1.1).

The Reorganized Debtors shall satisfy any Allowed Priority Employee Claim by the payment of Cash from the Administrative and Priority Claim Reserve to the holder of such Claim in the amount of its Allowed Priority Employee Claim, plus accrued interest after the Confirmation Date, such payment to be made on the later of (a) ten (10) days after the Effective Date or (b) ten (10) days after the date such Claim becomes Allowed.

4.2 Treatment of Allowed Priority Unsecured Non-Tax Claims (Class – 1.2).

Allowed Priority Unsecured Non-Tax Claims shall be satisfied in full, at the election of the Reorganized Debtors, as follows:

(a)	Cash Payment.

The Reorganized Debtors may elect to satisfy any Priority Unsecured Non-Tax Claim by the payment of Cash from the Administrative and Priority Claim Reserve to the holder of such Claim in the amount of its Priority Unsecured Non-Tax Claim on the later of (i) the Effective Date or (ii) ten (10) days after the Allowance Date in accordance with the Plan Trust Agreement.

(b)	Other Agreements.

The Reorganized Debtors may elect to satisfy any Priority Unsecured Non-Tax Claim pursuant to an agreement reached with the holder of such Claim.

4.3 Treatment of Allowed Secured Tax Claims (Class - 2).

(a)	Determination of Allowed Secured Tax Claims.

If there is more than one Allowed Secured Tax Claim, then each Allowed Secured Tax Claim shall be classified in a separate subclass. To the extent permitted under Bankruptcy Code section 506(b), each Allowed Secured Tax Claim shall accrue interest at the applicable rate during the period from the Petition Date until the Confirmation Date. The Reorganized Debtors may (i) seek a determination regarding the allowability of any Secured Tax Claim under the Bankruptcy Code and the Bankruptcy Rules and (ii) initiate litigation to determine the amount, extent, validity, and priority of any Liens securing any such Claim.

(b)	Treatment of Allowed Secured Tax Claims.

Allowed Secured Tax Claims shall be satisfied in full as follows:

(i)	Transfer of Collateral.

The Reorganized Debtors may elect to satisfy any Allowed Secured Tax Claim by conveying and transferring any Remaining Assets serving as collateral for the Allowed Secured Tax Claim to the holder thereof to the extent of the Allowed amount of such Secured Tax Claim. Any collateral remaining after satisfaction of such Allowed Secured Tax Claim shall be Remaining Assets, free and clear of any Liens securing such Allowed Secured Tax Claim.

(ii)	Cash Payment.

The Reorganized Debtors may elect to satisfy any Allowed Secured Tax Claim by the payment of Cash from the Administrative and Priority Claim Reserve to the holder of such Claim in the amount of its Allowed Secured Tax Claim.

(iii)	Other Agreements.

The Reorganized Debtors may elect to satisfy any Allowed Secured Tax Claim pursuant to an agreement reached with the holder of such Claim.

(iv)	Secured Tax Claims Secured by Liens Against Sale Proceeds.

To the extent any Allowed Secured Tax Claim is secured by Liens against the Sale Proceeds pursuant to the Sale Order, the Reorganized Debtors shall satisfy such Allowed Secured Tax Claim by payment of Cash from the Lien Reserve to the holder of such Claim in the amount of its Allowed Secured Tax Claim.

(c)	Retention of Lien.

Each holder of an Allowed Secured Tax Claim shall retain any Liens securing such Claim against Remaining Assets or Sale Proceeds, as applicable, until such Claim is satisfied in accordance with the Plan (which may include the transfer of collateral provided for in section 4.3(b)(i) of the Plan) or until an earlier date agreed to by the holder of the Allowed Secured Tax Claim and the Reorganized Debtors.

(d)	Deficiency Claim.

Subject to the limitations contained in Bankruptcy Code sections 502(b)(3) and 507(a)(8), if the holder of an Allowed Secured Tax Claim has a Deficiency Claim, such Claim shall be treated as a Priority Unsecured Tax Claim.

4.4 Treatment of Allowed First Lien Lender Claims (Class - 3.1).

The First Lien Lender Claims are Allowed as follows: (i) the First Lien Lender Secured Claim has been allowed pursuant to the DIP Financing Orders in the amount of $40,197,480.60; (ii) the First Lien Lender Adequate Protection Claim shall be Allowed in the amount of $7,842,028.97, and (iii) the First Lien Lender Deficiency Claim shall be Allowed in an amount of approximately $30 million, but will be more precisely determined at the Confirmation Hearing as the amount of the Allowed First Lien Lender Secured Claim set forth above less the Net Sale Proceeds as shall be calculated on the Confirmation Date and shall be treated as an Allowed Class 4 Claim; provided, however, that in the event that holders of First Lien Lender Claims receive any subsequent Distributions on account of their First Lien Lender Secured Claim or First Lien Lender Adequate Protection Claim, the First Lien Lender Deficiency Claim shall be reduced dollar-for-dollar by any such Distribution to the First Lien Agent for purposes of any subsequent Distributions thereon.

(a)	Allocation of Beneficial Interests.

The First Lien Agent, as agent for the First Lien Lenders, shall be allocated the Class 3.1 Beneficial Interest on account of the Allowed First Lien Lender Adequate Protection Claim and shall be allocated a Class 4 Beneficial Interest on account of the Allowed First Lien Lender Deficiency Claim in accordance with the Plan Trust Agreement.

(b)	Treatment of Allowed First Lien Lender Claims.

The Allowed First Lien Lender Secured Claim shall be satisfied by payment to the First Lien Agent, for Distribution to the First Lien Lenders in accordance with the Prepetition First Lien Credit Agreement, of the Net Sale Proceeds, all Remaining Cash on Hand, and the net proceeds from the liquidation of the Remaining Assets to the First Lien Agent. On account of the Class 3.1 Beneficial Interest, holders of the Allowed First Lien Lender Adequate Protection Claim shall receive the Class 3.1 Avoidance Action Recoveries and the Class 3.1 Net Recoveries until the Allowed First Lien Lender Adequate Protection Claim is paid in full, and thereafter, any remaining Class 3.1 Avoidance Action Recoveries and Class 3.1 Net Recoveries shall become Class 4 Avoidance Action Recoveries and Class 4 Net Recoveries, respectively, for payment to the holders of Class 4 Beneficial Interests (including to the Allowed First Lien Lenders as holders of the First Lien Deficiency Claim). With respect to all Distributions that otherwise would have been made on account of the Allowed First Lien Lender Adequate Protection Claim, the First Lien Agent and First Lien Lenders have agreed pursuant to the Compromise that (A) thirty percent (30%) of such Distributions up to the first $4 million of distributions thereon, and fifty percent (50%) of subsequent Distributions thereon, shall be paid to holders of Allowed General Unsecured Claims (which amounts under such sharing arrangement shall not constitute an actual or implied distribution on account of such First Lien Lender Adequate Protection Claims or diminish the amount thereof); and (B) holders of Allowed Non-Deficiency General Unsecured Claims shall be entitled to their Pro Rata Share of the Class 3.1 Deficiency Carve-Out and the Initial Creditor Distribution. On account of the Class 4 Beneficial Interest, the holder of the Allowed First Lien Lender Deficiency Claim will receive its Pro Rata Share of Class 4 Net Recoveries and Class 4 Avoidance Action Recoveries, other than the Class 3.1 Deficiency Carve-Out.

(c)	Retention of Lien.

The First Lien Agent, on behalf of the First Lien Lenders, shall retain all Liens securing the Allowed First Lien Lender Secured Claim against the Remaining Assets and the Net Sale Proceeds until such Allowed First Lien Lender Secured Claim is satisfied in accordance with the Plan.

4.5 Treatment of Allowed Other Secured Claims (Class – 3.2).

(a)	Determination of Allowed Other Secured Claims.

If there is more than one Allowed Other Secured Claim, then each Allowed Other Secured Claim shall be classified in a separate subclass. The Reorganized Debtors may (i) seek a determination under the Bankruptcy Code and the Bankruptcy Rules regarding the allowability of any Other Secured Claim, and (ii) initiate litigation to determine the amount, extent, validity, and priority of any Liens securing any such Claim.

(b)	Treatment of Allowed Other Secured Claims.

Allowed Other Secured Claims shall be satisfied in full, to the extent of the value of such collateral securing such Claims, as follows:

(i)	Transfer of Collateral.

The Reorganized Debtors may elect to satisfy any Allowed Other Secured Claim by conveying and transferring any Remaining Assets serving as collateral for such Claim to the holder thereof to the extent of the Allowed amount of such Other Secured Claim. Any collateral remaining after satisfaction of such Allowed Other Secured Claim shall be a Remaining Asset, free and clear of any Liens securing such Allowed Other Secured Claim.

(ii)	Cash Payment.

The Reorganized Debtors may elect to satisfy any Allowed Other Secured Claim by the payment of Cash from the Administrative and Priority Claim Reserve to the holder of such Claim in the amount of its Allowed Other Secured Claim.

(iii)	Other Agreements.

The Reorganized Debtors may elect to satisfy any Allowed Other Secured Claim pursuant to an agreement reached with the holder of such Claim.

(iv)	Other Secured Claims Secured by Liens Against Sale Proceeds.

To the extent any Allowed Other Secured Claim is secured by Liens against the Sale Proceeds pursuant to the Sale Order, the Reorganized Debtors shall satisfy such Allowed Other Secured Claim by payment of Cash from the Lien Reserve to the holder of such Claim in the amount of its Allowed Other Secured Claim.

(c)	Retention of Lien.

Each holder of an Allowed Other Secured Claim shall retain any Liens securing such Claim against the Remaining Assets or the Sale Proceeds, as applicable, until such Claim is satisfied in accordance with the Plan (which may include the transfer of collateral provided for in section 4.5(b)(i) of the Plan), or until an earlier date agreed to by the holder of the Allowed Other Secured Claim and the Reorganized Debtors.

(d)	Deficiency Claim.

If the holder of an Allowed Other Secured Claim has a Deficiency Claim, such Claim shall be treated under the Plan as a General Unsecured Claim and on account of their Class 4 Beneficial Interest in the Plan Trust, holders of such Claims shall receive a Pro Rata Share of the Class 4 Net Recoveries, the Class 4 Avoidance Actions, the Initial Creditor Distribution and the Class 3.1 Deficiency Claim.

4.6 Treatment of Allowed Second Lien Loan Claims (Class - 3.3)).

Allowed Second Lien Loan Claims shall be treated as General Unsecured Claims under the Plan and shall be satisfied and treated in accordance with the Plan Trust Agreement as follows:

1) A Class 4 Beneficial Interest in the Plan Trust shall be allocated to holders of Allowed Second Lien Loan Claims in accordance with the Plan Trust Agreement.

2) In accordance with the Plan Trust Agreement and on account of their Class 4 Beneficial Interest, holders of Allowed Second Lien Loan Claims shall receive a Pro Rata Share of the Class 4 Net Recoveries, unless such Class 4 Net Recoveries relate to allocations under the Compromise related to collateral of the First Lien Lenders that was the subject of the Lien Challenge Proceeding in which case those Class 4 Net Recoveries shall be treated as Shared Collateral (as defined in the Intercreditor Agreement) and such other applicable provisions thereof and those Class 4 Net Recoveries shall be turned over and distributed directly to the First Lien Agent pursuant to and consistent with Bankruptcy Code section 510(a).

4.7 Treatment of Allowed General Unsecured Claims (Class - 4).

Allowed General Unsecured Claims shall be satisfied and treated in accordance with the Plan Trust Agreement as follows:

1) A Class 4 Beneficial Interest in the Plan Trust shall be allocated to holders of Allowed General Unsecured Claims in accordance with the Plan Trust Agreement.

2) In accordance with the Plan Trust Agreement and on account of their Class 4 Beneficial Interest, (i) holders of Allowed General Unsecured Claims shall receive a Pro Rata Share of the Class 4 Avoidance Action Recoveries and the Class 4 Net Recoveries, and (ii) holders of Allowed Non-Deficiency General Unsecured Claims shall receive a Pro Rata Share of the Initial Creditor Distribution and a Pro Rata Share of the Class 3.1 Deficiency Carve-Out.

4.8 Treatment of Allowed Subordinated Claims (Class - 5).

The holders of Allowed Subordinated Claims shall not receive any Distributions, nor retain any Estate Property or interest in Estate Property, on account of such Claims.

4.9 Treatment of Allowed Equity Interests (Class - 6).

On the Effective Date, the Equity Interests in the Debtors shall be canceled and extinguished, and the holders thereof shall not be entitled to receive any Distributions on account of such Equity Interests.

ARTICLE 5

EXECUTORY CONTRACTS

5.1 Assumption and Assignment of Executory Contracts.

Only Executory Contracts specified as assumed by the Debtors and assigned to a Buyer, including under the Trimont Sale Order, the White Marlin Sale Order and any other Bankruptcy Court Order authorizing the assumption and assignment of Executory Contracts, shall be deemed assumed or assumed and assigned.

5.2 Deemed Rejection.

All Executory Contracts that were not assumed pursuant to a Final Order of the Bankruptcy Court during the Bankruptcy Cases, including under the Trimont Sale Order and the White Marlin Sale Order, are deemed rejected as of the Effective Date.

5.3 Approval of Rejection.

Entry of the Confirmation Order shall constitute the approval, pursuant to Bankruptcy Code section 365(a), of the rejection of the Executory Contracts rejected pursuant to the Plan or otherwise during the Bankruptcy Cases.

5.4 Rejection of Executory Contracts-Non-Waiver.

Nothing in the Plan shall waive, excuse, limit, diminish, or otherwise alter any of the defenses, Claims, Rights of Action, or other rights of the Debtors under any executory or non-executory contract or any unexpired or expired lease, nor shall any provision of the Plan, increase, augment, or add to any of the duties, obligations, responsibilities, or liabilities of the Debtors under any executory or non-executory contract or any unexpired or expired lease.

5.5 Rejection Damage Claim Bar Date.

Except as otherwise provided in this section, each Claim resulting from the rejection of an Executory Contract pursuant to the Plan shall be filed with the Bankruptcy Court no later than the Rejection Damage Claim Bar

Date. Any Claim resulting from the rejection of an Executory Contract not filed by the applicable deadline shall be deemed waived and forever barred and shall not be entitled to any Distributions under the Plan. The Plan Trustee shall have the right, but not the obligation, to object to any Claim resulting from the rejection of an Executory Contract.

5.6 Indemnification Obligations.

Any obligation of the Debtors to indemnify, reimburse, or limit the liability of any Person, including, but not limited to any officer or director of Debtors, or any agent, professional, financial advisor, or underwriter of any securities issued by the Debtors, relating to any acts or omissions occurring before the Petition Date, whether arising pursuant to charter, by-laws, contract or applicable state law, shall be deemed to be, and shall be treated as, an Executory Contract and (i) shall be deemed to be rejected, canceled, and discharged pursuant to the Plan as of the Effective Date and (ii) any and all Claims resulting from such obligations are disallowed under Bankruptcy Code section 502(e). Notwithstanding any of the foregoing, nothing contained in the Plan impacts, impairs or prejudices the rights of any Person covered by any applicable D&O Policies with respect to such policy or policies.

ARTICLE 6

MEANS FOR IMPLEMENTATION OF THE PLAN

6.1 The Reorganized Debtors.

(a)	Issuance of the New Equity Interest.

On the Effective Date, all Equity Interests in the Debtors shall be canceled and extinguished. Following cancellation of the Equity Interests, the Reorganized Debtors shall take all steps necessary to de-list the common stock of Dune Energy from all security exchanges and de-register under the Securities and Exchange Act of 1934.

On the Effective Date, the New Equity Interest shall be issued to the Plan Trustee, free and clear of all Liens, Claims, interests and encumbrances.

(b)	Existence of Reorganized Debtors.

Except as otherwise provided in the Plan, the Reorganized Debtors will exist after the Effective Date as reorganized, separate corporate entities or other business entity forms, with all of the powers of a corporation or other business form under applicable law in the jurisdiction in which the Debtors are incorporated or otherwise formed and pursuant to its certificate of incorporation and bylaws or other organizational documents in effect before the Effective Date, as such documents are amended by or pursuant to the Plan. Notwithstanding, the Debtors or Reorganized Debtors may change their status of incorporation or alter their corporate structure or business form (either through a merger, consolidation, restructuring, conversion, disposition, liquidation, dissolution, or otherwise) on or after the Effective Date as determined by the Plan Trustee, as the holder of the New Equity Interest.

(c)	Certificate of Incorporation and By-Laws.

As of the Effective Date and without any further action by the stockholders or directors of the Debtors or Reorganized Debtors, and to the extent necessary to comply with Bankruptcy Code section 1123(a)(6), the Debtors’ articles of incorporation and by-laws shall be amended and restated, in form and substance and consistent with the Plan, to provide for, among other things, the authorization of all acts necessary to implement this Plan including, without limitation, the issuance of the New Equity Interest. The officer(s) of the Reorganized Debtors are authorized to file such articles of incorporation and by-laws with the appropriate authorities without shareholder approval or any other action. After the Effective Date, the Reorganized Debtors may amend and restate their articles of incorporation and by-laws as permitted by applicable law.

(d)	Debtors’ Board of Directors; Wind-Down and Dissolution.

The members of the Board of Directors existing immediately prior to the Effective Date shall be deemed terminated without cause as of the Effective Date. The Plan Trustee shall be elected to act in the stead of the Board of Directors post-Effective Date to ensure that the Reorganized Debtors wind-down their operations in the most effective and efficient manner and comply with their obligations and duties under the Plan. Once the Reorganized Debtors have completed the wind-down of their businesses, the Plan Trustee shall dissolve the Reorganized Debtors under applicable non-bankruptcy law.

6.2 Selection of Plan Trustee and Constituting the Oversight Committee.

On or before the Voting Deadline, the First Lien Agent and the Committee shall nominate a candidate to serve as Plan Trustee under the Plan Trust and shall file with the Bankruptcy Court a disclosure identifying and setting forth the terms of the fee arrangement with such candidate, and the Court shall approve such candidate and the fee arrangement for such candidate at the Confirmation Hearing. In the event the parties have not reached agreement by the Voting Deadline, each of the First Lien Agent and the Committee shall designate its nominee for the Plan Trustee, and the Court shall approve one of such candidates or such other candidate as is willing and able to serve in such role as the Court determines is proper under the circumstances and his or her fee arrangement at the Confirmation Hearing. Such candidate shall thereafter serve as Plan Trustee upon execution of the Plan Trust Agreement on and after the Effective Date.

On or before the Voting Deadline, each of the First Lien Agent and the Committee shall designate one Person to serve on the Oversight Committee. The third member of the Oversight Committee shall be selected by mutual agreement of the First Lien Agent and the Committee; provided, however, in the event the parties have not reached agreement by the Confirmation Hearing, each of the First Lien Agent and the Committee shall designate its nominee for the third member of the Oversight Committee, and the Court shall approve one of such candidates or such other candidate as is willing and able to serve in such role as the Court determines is proper under the circumstances at the Confirmation Hearing.

6.3 The Closing of the Effective Date Transactions.

The transactions required and contemplated under the Plan in order for the occurrence of the Effective Date shall take place at the offices of Haynes and Boone, LLP, 1221 McKinney Street, Suite 2100, Houston, Texas 77010, or at such other place identified in a notice provided to those parties listed in section 14.2 of the Plan. The Debtors may reschedule the planned Effective Date by making an announcement at the originally scheduled Effective Date of the new Effective Date. A notice of the rescheduled Effective Date shall be filed with the Bankruptcy Court and served on the parties identified in section 14.2 of the Plan within two (2) days after the originally scheduled Effective Date.

6.4 Effective Date Transactions.

The following shall occur at or before the Effective Date, and shall be effective as of the Effective Date:

(a)	Execution and Ratification of Trust Agreement.

The Plan Trust Agreement shall be executed by all necessary parties thereto and each holder of a Claim shall be deemed to have ratified and become bound by the terms of the Plan Trust Agreement.

(b)	Transfer of Plan Trust Assets.

All Estate Property constituting the Plan Trust Assets shall be conveyed and transferred by the Debtors to the Plan Trust, free and clear of all interests, Claims, Liens and encumbrances except as otherwise provided by the Plan.

(c)	Establishment of Reserves.

On or immediately prior to the Effective Date, the Reorganized Debtors shall establish, out of the Sale Proceeds, the Administrative and Priority Claims Reserve, the Lien Reserve, the Professional Compensation Claim Reserve, and any excess funds that remain in such reserves after payment of all such Allowed Claims entitled to payment from such reserve accounts shall remain subject to the liens of the First Lien Lenders and shall be paid over to the First Lien Agent for distribution to the First Lien Lenders in accordance with the provisions of the First Lien Credit Agreement.

On or immediately prior to the Effective Date, the Reorganized Debtors shall transfer the Plan Trust Operating Reserve from the Sale Proceeds to the Plan Trust Operating Account.

(d)	Net Sale Proceeds, Remaining Assets and Remaining Cash on Hand.

On the Effective Date, the Net Sale Proceeds and Remaining Cash on Hand shall be transferred to the holders of the Allowed First Lien Lender Secured Claim and, in regards to such recoveries that are not received until after the Effective Date, promptly upon receipt. The Reorganized Debtors shall liquidate the Remaining Assets to Cash proceeds and shall distribute such Cash proceeds, including any Remaining Cash on Hand, net of the actual, out-of-pocket costs of liquidation, to the First Lien Agent on account of the Allowed First Lien Lender Secured Claim.

(e)	Establishment of Accounts for the Plan Trust.

On the Effective Date, the Plan Trustee shall establish the Plan Trust Account, the Plan Trust Operating Account, the Class 3.1 Recoveries Account and the Class 4 Recoveries Account and shall be responsible for the payment of all obligations required to be paid from such accounts under the Plan Trust Agreement.

(f)	Execution of Documents and Corporate Action.

The Debtors shall deliver all documents and perform all actions reasonably contemplated with respect to implementation of the Plan. The Plan Trustee and the CRO, or the respective designees of the Debtors, are authorized (i) to execute on behalf of the Debtors, in a representative capacity and not individually, any documents or instruments after the Confirmation Date or on the Effective Date that may be necessary to consummate the Plan, and (ii) to undertake any other action on behalf of the Debtors to consummate the Plan. Each of the matters provided for under the Plan involving the corporate structure of the Debtors or corporate action to be taken by or required of any Debtors will, as of the Effective Date, be deemed to have occurred and be effective as provided herein, and shall be authorized, approved, and (to the extent taken before the Effective Date) ratified in all respects without any requirement of further action by stockholders, creditors, or directors of the Debtors.

(g)	Amendment of the Debtors’ Governance Documents.

The Debtors’ articles of incorporation and bylaws (or analogous governance documents) shall, to the extent required under Bankruptcy Code section 1123(a)(6), be amended consistent with the Plan and all necessary action shall be taken to:

(i) prohibit the issuance of nonvoting equity securities, and providing, as to the several classes of securities possessing voting power, an appropriate distribution of such power among such classes, including, in the case of any class of equity securities having a preference over another class of equity securities with respect to dividends, adequate provisions for the election of directors representing such preferred class in the event of default in the payment of such dividends; and

(ii) provide for such provisions, terms, and conditions necessary to comply, conform with, and implement the terms, conditions, and requirements of the Plan.

(h)	Surrender of Instruments.

Each Claimholder holding a certificate or instrument evidencing a Claim against the Debtors or Estate Property and whose Claim is treated under the Plan shall surrender such certificate or instruments to the Plan Trustee on the Effective Date as a prerequisite to receiving any Distribution under the Plan, unless the non-availability of such certificate or instrument is established to the satisfaction of the applicable party.

(i)	Dismissal of Lien Challenge Proceeding; No Further Challenge or Objection.

On and as of the Effective Date, the Committee (i) without further notice to or action by any Person, waives and releases all claims or challenges relating to the DIP Agent, the DIP Lenders, the First Lien Agent and the First Lien Lenders, including with respect to the Lien Challenge Proceeding, which shall be dismissed with prejudice without further notice or hearing thereon; and (ii) shall not object to or otherwise challenge any transfers to the First Lien Agent or First Lien Lenders by this Plan. The Plan Trustee, on behalf of the Debtors, shall file a notice of dismissal of the Lien Challenge Proceeding, in form and substance satisfactory to the First Lien Agent and First Lien Lenders, within five (5) Business Days of the Effective Date.

6.5 Bankruptcy Code Section 1145 Determination.

Confirmation of the Plan shall constitute a determination, in accordance with Bankruptcy Code section 1145, that except with respect to an entity that is an underwriter as defined in Bankruptcy Code section 1145(b), section 5 of the Securities Act of 1933 and any State or local law requiring registration for offer or sale of a security or registration or licensing of an issuer of, underwriter of, broker or dealer in, a security, do not apply to the offer, sale, or issuance of any securities under the Plan of the New Equity Interest, the Plan Trust Assets, or the Beneficial Interests in exchange for Claims against the Debtors.

6.6 Tax Treatment of the Plan Trust.

The Plan Trust established pursuant to the Plan is established for the purpose of satisfying Claims by liquidating the Plan Trust Assets transferred to the trust and the trust shall have no objective of continuing or engaging in any trade or business except to the extent reasonably necessary to, and consistent with, the liquidating purpose of the trust. The purpose of the Plan Trust is to provide a mechanism for the liquidation of the Plan Trust Assets, and to distribute the proceeds of the liquidation, net of all claims, expenses, charges, liabilities, and obligations of the Plan Trust, to the Beneficiaries in accordance with the terms of the Plan. No business activities will be conducted by the Plan Trust other than those associated with or related to the liquidation of the Plan Trust Assets. It is intended that the Plan Trust be classified for federal income tax purposes as a “liquidating trust” within the meaning of section 301.7701-4(d) of the Treasury Regulations. All parties and Beneficiaries shall treat the transfers in trust described herein as transfers to the Beneficiaries for all purposes of the Internal Revenue Code of 1986, as amended (including, sections 61(a)(12), 483, 1001, 1012, and 1274). All the parties and Beneficiaries shall treat the transfers in trust as if all the transferred assets, including all the Plan Trust Assets, had been first transferred to the Beneficiaries and then transferred by the Beneficiaries to the Plan Trust. The Beneficiaries shall be treated for all purposes of the Internal Revenue Code of 1986, as amended, as the grantors of the Plan Trust and the owners of the Plan Trust. The Plan Trustee shall file returns for the Plan Trust as a grantor trust pursuant to Treasury Regulations section 1.671-4(a) or (b). All parties, including the Beneficiaries and the Plan Trustee shall value the Plan Trust Assets consistently and such valuations shall be used for all federal income tax purposes.

6.7 Settlement and Compromise.

Pursuant to 11 U.S.C. § 1123(b)(3), the Plan incorporates a compromise and settlement among the Debtors, the Committee, the First Lien Agent, and the First Lien Lenders, and (to the extent necessary) constitutes a motion under Bankruptcy Rule 9019 to approve the Compromise. Confirmation of the Plan shall constitute a finding that the Compromise is fair and equitable and in the best interests of the Debtors and their Estates. Consistent with and not in limitation of the foregoing, the Debtors, the First Lien Agent and the Committee agree that the First Lien Agent’s and First Lien Lenders’ contributions to the Compromise (including, without limitation, the funding or consent to the funding of the Initial Creditor Distribution, the Class 3.1 Deficiency Carve-out Amount and the Plan Trust Operating Reserve) is being made in full and final settlement and accord and satisfaction of the Claims asserted by the Committee in the Lien Challenge Proceeding and each of which were fully disputed by the First Lien Agent and First Lien Lenders.

6.8 Termination of the Committee.

The appointment and operation of the Committee shall terminate on the Effective Date. The dissolution or termination of the Committee shall not prejudice the rights of any agents of the Committee (including their Professionals and Committee members) to pursue their separate claims for compensation and reimbursement of expenses, including Professional Compensation Claims under Bankruptcy Code sections 330, 331, and/or 503(b)(3)(F).

6.9 Preservation of Rights of Action.

Except as otherwise provided in the Plan, or in any contract, instrument, release, or other agreement entered into in connection with the Plan, in accordance with Bankruptcy Code section 1123(b), any and all claims and causes of action that were owned by the Debtors or their Estates as of the Effective Date, including but not limited to all Rights of Action, D&O Claims, and Avoidance Actions described in the attached Exhibit C, shall vest in the Plan Trust on the Effective Date, and the Plan Trustee shall have the exclusive right to pursue and enforce such claims and causes of action.

6.10 Abandonment of Remaining Assets.

Any Remaining Assets that are designated on a notice of abandonment filed by the Debtors with the Bankruptcy Court on or before the Effective Date shall be deemed abandoned as of the Effective Date pursuant to Bankruptcy Code section 554.

6.11 Agreement Regarding Professional Compensation Claim of Haynes and Boone, LLP.

Pursuant to section 3.4 of the Plan, Haynes and Boone, LLP has agreed to the following with respect to the payment of its Professional Compensation Claim: (i) Haynes and Boone, LLP shall apply a voluntary ten percent (10%) discount to all professional fees incurred for the period covered by the DIP Budget and set forth on invoices contained in the monthly fee statements submitted by Haynes and Boone, LLP for that period; provided, however, that to the extent the Bankruptcy Court reduces any fees and expenses requested by Haynes and Boone, LLP in its final fee application filed with the Bankruptcy Court, such reduction shall not be in addition to the ten percent (10%) discount; (ii) the First Lien Lenders shall carve out from their collateral, $220,000 from the Sale Proceeds and $230,000 from any excess funds remaining from draws under the DIP Financing relating to budgeted expenses not incurred during the period covered by the DIP Budget, and such amounts shall be deposited into the Professional Compensation Claim Reserve (in addition to any amounts previously allocated to Haynes and Boone, LLP under the DIP Budget and the carve-out amount related thereto and the Post-Closing Budget and the carve-out amount related thereto) and allocated for payment of any Allowed Professional Compensation Claim of Haynes and Boone, LLP; and (iii) any remaining amount of the Haynes and Boone Allowed Professional Compensation Claim after application of the ten percent (10%) discount and payment of amounts available from the Professional Compensation Claim Reserve allocated to Haynes and Boone, LLP shall constitute a Deferred Amount under the Plan.

ARTICLE 7

VESTING OF PROPERTY

7.1 Vesting of Property.

On the Effective Date and, in accordance with the Plan, the Debtors shall irrevocably transfer the Plan Trust Assets to the Plan Trust for the benefit of holders of Beneficial Interests, and the Remaining Assets shall vest in the Reorganized Debtors.

ARTICLE 8

DISCHARGE; EXTINGUISHMENT

OF LIENS, CLAIMS, INTERESTS AND ENCUMBRANCES; EXCULPATION

8.1 RELEASE OF DEBTORS.

EXCEPT AS PROVIDED IN THE PLAN OR THE CONFIRMATION ORDER, THE RIGHTS AFFORDED UNDER THE PLAN AND THE TREATMENT OF CLAIMS AND EQUITY INTERESTS UNDER THE PLAN ARE IN EXCHANGE FOR AND IN COMPLETE SATISFACTION AND RELEASE OF ALL CLAIMS AGAINST THE DEBTORS OR ESTATE PROPERTY (INCLUDING THE REMAINING ASSETS AND THE PLAN TRUST ASSETS) AND TERMINATION OF ALL EQUITY INTERESTS. EXCEPT AS PROVIDED IN THE PLAN OR THE CONFIRMATION ORDER, ON THE EFFECTIVE DATE: (A) THE DEBTORS AND REORGANIZED DEBTORS SHALL BE RELEASED FROM ALL CLAIMS OR OTHER DEBTS THAT AROSE BEFORE THE EFFECTIVE DATE, AND ALL DEBTS OF THE KIND SPECIFIED IN BANKRUPTCY CODE SECTIONS 502(G), 502(H) OR 502(I), WHETHER OR NOT: (I) A PROOF OF CLAIM BASED ON SUCH DEBT IS FILED OR DEEMED FILED UNDER BANKRUPTCY CODE SECTION 501, AND (II) A CLAIM BASED ON SUCH DEBT IS ALLOWED UNDER BANKRUPTCY CODE SECTION 502; OR (III) THE HOLDER OF A CLAIM BASED ON SUCH DEBT HAS ACCEPTED THE PLAN; AND (B) ALL EQUITY INTERESTS AND OTHER RIGHTS OF EQUITY INTERESTS IN THE DEBTORS SHALL BE TERMINATED, EXCEPT FOR THE NEW EQUITY INTEREST, AS EXPRESSLY PROVIDED IN THE PLAN. EXCEPT AS OTHERWISE PROVIDED IN THE PLAN, THE CONFIRMATION ORDER SHALL BE A JUDICIAL DETERMINATION OF RELEASE OF ALL LIABILITIES OF THE DEBTORS ARISING BEFORE THE EFFECTIVE DATE.

8.2 EXCULPATION.

ON THE EFFECTIVE DATE, EACH OF (I) THE DEBTORS’ CRO; (II) THE DEBTORS’ ATTORNEYS, ADVISORS AND OTHER PROFESSIONALS; (III) THE DIP AGENT, THE DIP LENDERS, THE FIRST LIEN AGENT, THE FIRST LIEN LENDERS, AND THESE LENDERS’ RESPECTIVE AFFILIATES, SHAREHOLDERS, OFFICERS, DIRECTORS, MEMBERS, MANAGERS, PARTNERS (LIMITED OR GENERAL), PRINCIPALS, EMPLOYEES, INSURERS, ATTORNEYS, ADVISORS, REPRESENTATIVES AND OTHER PROFESSIONALS; AND (IV) THE COMMITTEE AND ITS MEMBERS, ATTORNEYS, ADVISORS AND OTHER PROFESSIONALS, SHALL HAVE NO LIABILITY TO THE DEBTORS, THE DEBTORS’ ESTATES, ANY HOLDER OF A CLAIM OR EQUITY INTEREST OR TO ANY OTHER PERSON BASED IN WHOLE OR IN PART ON ANY ACT, ACTION TAKEN, TRANSACTION, OMISSION, ACTION NOT TAKEN, OR OTHER EVENT OCCURRING BEFORE THE COMMENCEMENT OF THE BANKRUPTCY CASES OR DURING THE COURSE OF THE BANKRUPTCY CASES (INCLUDING THROUGH THE EFFECTIVE DATE), IN ANY WAY RELATING TO THE BANKRUPTCY CASES, THE COMPROMISE, THE PLAN, THE DIP FACILITY, THE FIRST LIEN CREDIT FACILITY, THE DECISION TO FILE A BANKRUPTCY PETITION ON BEHALF OF THE DEBTORS, THE WINDDOWN AND OPERATION OF THE DEBTORS DURING THE BANKRUPTCY CASES, THE ADMINISTRATION OF THE BANKRUPTCY CASES, THE NEGOTIATION AND IMPLEMENTATION OF THE PLAN, CONFIRMATION OF THE PLAN, CONSUMMATION OF THE PLAN (INCLUDING ALL DISTRIBUTIONS HEREUNDER), THE ADMINISTRATION OF THE PLAN, AND THE PROPERTY TO BE DISTRIBUTED UNDER THE PLAN (EXCEPT AS TO RIGHTS, OBLIGATIONS, DUTIES, AND CLAIMS ESTABLISHED UNDER THE PLAN). IN ALL SUCH INSTANCES, SUCH PARTIES SHALL BE AND HAVE BEEN ENTITLED TO REASONABLY RELY ON THE ADVICE OF COUNSEL WITH RESPECT TO THEIR DUTIES AND RESPONSIBILITIES IN CONNECTION WITH THE BANKRUPTCY CASES AND UNDER THE PLAN. ANY AND ALL CLAIMS, CAUSES OF ACTIONS, RIGHTS, OR ANY LIABILITIES DESCRIBED ABOVE HELD BY ANY PERSON OR PARTY IN INTEREST AGAINST THE FOREGOING PARTIES LISTED IN SUBSECTIONS (I)-(VIII) ABOVE ARE FULLY WAIVED, BARRED, RELEASED, AND DISCHARGED IN ALL RESPECTS (EXCEPT AS TO RIGHTS, OBLIGATIONS, DUTIES, AND CLAIMS ESTABLISHED UNDER THE PLAN). NOTHING CONTAINED IN THIS SECTION SHALL OPERATE

AS A RELEASE, WAIVER, OR DISCHARGE OF ANY CLAIM, CAUSE OF ACTION, RIGHT, OR OTHER LIABILITY AGAINST MEMBERS OF THE COMMITTEE IN ANY CAPACITY OTHER THAN AS A MEMBER OF THE COMMITTEE. NOTWITHSTANDING ANYTHING IN THE PLAN TO THE CONTRARY, NOTHING IN THE PLAN, THE PLAN DOCUMENTS, OR THE CONFIRMATION ORDER SHALL AFFECT THE LIABILITY OF ANY PERSON THAT RESULTS FROM ANY ACT OR OMISSION DETERMINED BY A FINAL ORDER TO HAVE CONSTITUTED WILLFUL MISCONDUCT, GROSS NEGLIGENCE, INTENTIONAL FRAUD, OR CRIMINAL CONDUCT. NOTWITHSTANDING ANY LANGUAGE HEREIN TO THE CONTRARY, NOTHING HEREIN IS INTENDED, NOR SHALL IT BE CONSTRUED, TO ELIMINATE, WAIVE OR RELEASE ANY OF DEBTORS’ PRESENT OR FORMER MANAGERS, OFFICERS OR DIRECTORS (OTHER THAN THE CRO) FROM ANY LIABILITIES THAT MAY HAVE ARISEN OR OCCURRED PREPETITION, INCLUDING, WITHOUT LIMITATION, THE RIGHTS OF ACTION (AS DEFINED HEREIN) AGAINST ANY OF DEBTORS’ PRESENT OR FORMER MANAGERS, OFFICERS OR DIRECTORS (OTHER THAN THE CRO).

ARTICLE 9

INJUNCTION AGAINST ENFORCEMENT OF PRECONFIRMATION CLAIMS

AND EQUITY INTERESTS

9.1 INJUNCTION ENJOINING HOLDERS OF CLAIMS AGAINST, AND EQUITY INTERESTS IN THE DEBTORS.

EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THE PLAN, AFTER THE EFFECTIVE DATE, ALL PERSONS WHO HAVE BEEN, ARE, OR MAY BE HOLDERS OF CLAIMS AGAINST OR EQUITY INTERESTS IN THE DEBTORS ARISING ON OR BEFORE THE EFFECTIVE DATE SHALL BE ENJOINED FROM TAKING ANY OF THE FOLLOWING ACTIONS AGAINST OR AFFECTING THE DEBTORS, THE REORGANIZED DEBTORS, THE PLAN TRUST, THE ESTATES, THE ESTATE PROPERTY, THE PLAN TRUST ASSETS, AND THE REMAINING ASSETS REGARDING SUCH CLAIMS OR EQUITY INTERESTS (OTHER THAN ACTIONS BROUGHT TO ENFORCE ANY RIGHTS OR OBLIGATIONS UNDER THE PLAN) TO THE FULLEST EXTENT PROVIDED UNDER BANKRUPTCY CODE SECTION 524:

(I) COMMENCING, CONDUCTING, OR CONTINUING IN ANY MANNER, DIRECTLY OR INDIRECTLY, ANY SUIT, ACTION, OR OTHER PROCEEDING OF ANY KIND AGAINST THE DEBTORS, THE REORGANIZED DEBTORS AND THE PLAN TRUST (INCLUDING, WITHOUT LIMITATION, THEIR RESPECTIVE PROFESSIONALS), THE ESTATES, THE ESTATE PROPERTY, THE PLAN TRUST ASSETS, AND THE REMAINING ASSETS (INCLUDING, ALL SUITS, ACTIONS, AND PROCEEDINGS THAT ARE PENDING ON THE EFFECTIVE DATE, WHICH SHALL BE DEEMED WITHDRAWN AND DISMISSED WITH PREJUDICE);

(II) ENFORCING, LEVYING, ATTACHING, COLLECTING, OR OTHERWISE RECOVERING BY ANY MANNER OR MEANS, DIRECTLY OR INDIRECTLY, ANY JUDGMENT, AWARD, DECREE, OR ORDER AGAINST THE DEBTORS, THE REORGANIZED DEBTORS, THE ESTATES AND THE PLAN TRUST, AND THEIR RESPECTIVE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE PLAN TRUST ASSETS, THE REMAINING ASSETS, AND THE ESTATE PROPERTY;

(III) CREATING, PERFECTING, OR OTHERWISE ENFORCING IN ANY MANNER, DIRECTLY OR INDIRECTLY, ANY LIEN AGAINST THE DEBTORS, THE REORGANIZED DEBTORS, THE PLAN TRUST, THE ESTATES, THE ESTATE PROPERTY, THE PLAN TRUST ASSETS, AND THE REMAINING ASSETS;

(IV) CREATING, PERFECTING, OR OTHERWISE ENFORCING IN ANY MANNER, DIRECTLY OR INDIRECTLY, ANY LIEN AGAINST THE DEBTORS, THE REORGANIZED DEBTORS, THE PLAN TRUST, THE ESTATES, THE ESTATE PROPERTY, THE PLAN TRUST ASSETS, AND THE REMAINING ASSETS; AND

(V) COMMENCING OR CONTINUING ANY ACTION, IN ANY MANNER, IN ANY PLACE, THAT DOES NOT COMPLY WITH OR IS INCONSISTENT WITH THE PROVISIONS OF THE PLAN OR THE BANKRUPTCY CODE.

9.2 TERM OF BANKRUPTCY INJUNCTION OR STAYS.

ALL INJUNCTIONS AND STAYS PROVIDED FOR IN THE BANKRUPTCY CASES UNDER BANKRUPTCY CODE SECTIONS 105 OR 362, OR OTHERWISE, AND IN EXISTENCE ON THE CONFIRMATION DATE, SHALL REMAIN IN FULL FORCE AND EFFECT UNTIL THE EFFECTIVE DATE.

9.3 DERIVATIVE LITIGATION CLAIMS.

ON AND AFTER THE EFFECTIVE DATE, ALL DERIVATIVE LITIGATION CLAIMS, EXCEPT AS OTHERWISE RELEASED UNDER THE PLAN, REGARDLESS OF WHETHER PENDING ON THE PETITION DATE, SHALL BECOME A PLAN TRUST ASSET. ALL NAMED PLAINTIFFS (INCLUDING CERTIFIED AND UNCERTIFIED CLASSES OF PLAINTIFFS) IN ANY ACTIONS PENDING ON THE EFFECTIVE DATE RELATING TO ANY DERIVATIVE LITIGATION CLAIMS AND THEIR RESPECTIVE SERVANTS, AGENTS, ATTORNEYS, AND REPRESENTATIVES SHALL, ON AND AFTER THE EFFECTIVE DATE, BE PERMANENTLY ENJOINED, STAYED, AND RESTRAINED FROM PURSUING OR PROSECUTING ANY DERIVATIVE LITIGATION CLAIM. EXCEPT AS PROVIDED IN ARTICLES 8 AND 9 OF THE PLAN, NOTHING HEREIN SHALL IMPAIR CLAIMS OR CAUSES OF ACTION THAT ANY PERSON MAY HAVE DIRECTLY (AS OPPOSED TO DERIVATIVELY) AGAINST ANY OTHER PERSON.

ARTICLE 10

EVENTS OF DEFAULT

10.1 Events of Default.

An event of default shall occur if the Plan Trustee or any other Person takes any action, fails to take any action, or fails to refrain from taking an action prevented, required, or otherwise set forth in the Plan, the Plan Trust Agreement.

10.2 Remedies for Defaults.

Subject to Bankruptcy Code section 1112, should an event of default occur by the Plan Trustee, the Oversight Committee or any other Person, at least one other party-in-interest must provide written notice of the default to the defaulting party and serve copies of the notice to all parties identified in section 14.2 of the Plan. If the default is not cured within ten (10) days after service of the notice of default, the notifying party may present an ex parte order to the Bankruptcy Court setting a date and time when the defaulting party must appear before the Bankruptcy Court and show cause why it should not be held in contempt of the Confirmation Order. If the defaulting party is found to be in default of the Plan, the Bankruptcy Court shall:

(i) assess the costs of the Plan Trustee or other party-in-interest of proceeding on the order to show cause against the defaulting party, such costs to be the greater of the actual amounts incurred or $15,000; and

(ii) designate a person, including the Plan Trustee, to appear, sign, and/or accept on behalf of the defaulting party the documents required under the Plan in accordance with Federal Rule of Civil Procedure 70, or enter such other order compelling compliance with the Plan that may be necessary and that does not materially alter the terms of the Plan as confirmed.

ARTICLE 11

RESOLUTION OF CLAIMS

11.1 Right to Object to Claims.

The Plan Trustee shall have the right, but not the obligation, to object to any Claims. The Plan Trustee shall be substituted for the Debtors as the objecting party with respect to objections to Claims pending on the Confirmation Date, if any, and shall have the right to continue prosecuting existing objections to the allowance of Claims.

Notwithstanding the foregoing, any Claim held by a Creditor who is the subject of an Avoidance Action filed by the Plan Trustee shall be deemed objected to automatically without compliance with the objection procedures and Claim Objection Deadline outlined in Article 11. Pursuant to Bankruptcy Code section 502(d), any Claim of a Creditor from which property is recoverable under Bankruptcy Code sections 542, 543, 550 or 553 or that is the subject of a filed Avoidance Action shall be deemed disallowed unless and until such Creditor has paid the amount or turned over such property for which such Creditor is liable under Bankruptcy Code section 522(i), 542, 543, 550 or 553.

11.2 Deadline for Objecting to Claims.

Objections to Claims must be filed with the Bankruptcy Court, and a copy of the objection must be served on the subject Claimant(s) before the expiration of the Claim Objection Deadline (unless such period is further extended by subsequent orders of the Bankruptcy Court); otherwise such Claims shall be deemed allowed in accordance with Bankruptcy Code section 502. The objection shall notify the Claimholder of the deadline for responding to such objection.

11.3 Deadline for Responding to Claim Objections.

Within thirty (30) days after service of an objection, the Claimholder whose Claim was objected to must file a written response to the objection with the Bankruptcy Court and serve a copy on the Plan Trustee and the parties identified in section 14.2 of the Plan. Failure to File a written response within the 30-day time period shall constitute a waiver and release of that portion of the subject Claim that was subject to the objection, and shall cause the Bankruptcy Court to enter a default judgment against the non-responding Claimholder or granting the relief requested in the claim objection.

11.4 Right to Request Estimation of Claims.

Pursuant to Bankruptcy Code section 502(c), the Debtors and the Plan Trustee may request estimation or liquidation of any Disputed Claim that is contingent or unliquidated or any Disputed Claim arising from a right to an equitable remedy or breach of performance.

11.5 Release of Certain Claims.

As of the Effective Date, all Lien Challenge Claims asserted against the First Lien Agent and the First Lien Lenders shall be deemed released and waived pursuant to the Compromise, and the Committee shall seek dismissal the Lien Challenge Proceeding with prejudice.

ARTICLE 12

RETENTION, ENFORCEMENT, COMPROMISE,

OR ADJUSTMENT OF CLAIMS BELONGING TO THE ESTATES

12.1 Right to Enforce, Compromise, or Adjust Estate Claims.

The Plan Trustee shall have and retain the sole and full power, authority, and standing to prosecute, compromise, or otherwise resolve any Rights of Action. All proceeds derived from such Rights of Action shall constitute Plan Trust Assets.

12.2 Substitution of Plan Trustee as Plaintiff.

As of the Effective Date, the Plan Trustee shall be substituted as plaintiff for the Debtors in any pending litigation regarding Rights of Action brought by or on behalf of the Debtors.

ARTICLE 13

RETENTION OF JURISDICTION

13.1 Retention of Jurisdiction.

The Bankruptcy Court, even after the Bankruptcy Cases have been closed, shall have jurisdiction over all matters arising under, arising in, or relating to the Bankruptcy Cases, including proceedings to:

(a) ensure that the Plan is fully consummated and implemented;

(b) enter such orders that may be necessary or appropriate to implement, consummate, or enforce the provisions of the Plan and all contracts, instruments, releases, indemnifications, indentures, and other agreements or documents created in connection with the Plan or the Disclosure Statement;

(c) consider any modification of the Plan under Bankruptcy Code section 1127;

(d) hear and determine all Claims, controversies, suits, and disputes against the Debtors to the full extent permitted under 28 U.S.C. sections 157 and 1334;

(e) allow, disallow, determine, liquidate, classify, estimate, or establish the priority or secured or unsecured status of any Claim, including the resolution of any and all objections to the allowance or priority of Claims;

(f) hear, determine, and adjudicate any litigation involving the Rights of Action, Avoidance Actions, other claims or causes of action constituting Estate Property and other suits and adversary proceedings to recover property and assets of the Plan Trust (as successors-in-interest to the Debtors) wherever located, and to adjudicate any and all other Rights of Actions, Avoidance Actions, suits, adversary proceedings, motions, applications, and contested matters that may be commenced or maintained in the Bankruptcy Cases or pursuant to the Plan, proceedings to adjudicate the Secured Tax Claims and Other Secured Claims, and all controversies and issues arising from or relating to any of the foregoing;

(g) decide or resolve any motions, adversary proceedings, contested or litigated matters, and any other matters, and grant or deny any motions or applications involving the Debtors that are pending on or commenced after the Effective Date;

(h) resolve any cases, controversies, suits, or disputes that may arise in connection with the consummation, interpretation, or enforcement of the Plan, or any entity’s obligations incurred in connection with the Plan, or any other agreements governing, instruments evidencing, or documents relating to any of the foregoing, including the interpretation or enforcement of any rights, remedies, or obligations under any of the foregoing;

(i) hear and determine all controversies, suits, and disputes that may arise out of or in connection with the enforcement of any subordination and similar agreements among Creditors under Bankruptcy Code section 510;

(j) hear and determine all Professional Compensation Claims and all other requests for compensation and/or reimbursement of expenses that may be made for fees and expenses incurred before the Effective Date;

(k) enforce any Final Order, the Confirmation Order, the final decree, and all injunctions contained in those orders;

(l) enter an order concluding and terminating the Bankruptcy Cases;

(m) correct any defect, cure any omission, or reconcile any inconsistency in the Plan, or the Confirmation Order, or any other document or instruments created or entered into in connection with the Plan;

(n) hear and determine all matters related to (i) Estate Property, including the Remaining Assets from and after the Confirmation Date, and (ii) the activities of the Reorganized Debtors and the Plan Trustee;

(o) classify the Claims of any Claimholders and the treatment of those Claims under the Plan, re-examine Claims that may have been allowed for purposes of voting, and determine objections that may be filed to any Claims;

(p) take any action described in the Plan involving the Debtors;

(q) enforce, by injunction or otherwise, the provisions contained in the Plan, the Confirmation Order, any final decree, and any Final Order that provides for the adjudication of any issue by the Bankruptcy Court;

(r) enter and implement such orders that are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated;

(s) hear, determine and adjudicate any motions, contested or litigated motions brought pursuant to Bankruptcy Code section 1112;

(t) enter a final decree as contemplated by Bankruptcy Rule 3022; and

(u) hear, determine and adjudicate any and all objections to Claims brought by the Plan Trustee.

ARTICLE 14

MISCELLANEOUS PROVISIONS

14.1 Confirmation Order.

The Confirmation Order shall contain all injunctions and other orders that may be necessary to implement the Plan. To the extent necessary, the Confirmation Order shall contain any provisions necessary to provide for the substantial consummation of the Plan on the Effective Date.

14.2 Notices.

Except as otherwise specifically provided for in the Plan, whenever the Plan requires notice be given, such notice shall be given to the following parties at their respective addresses, unless a prior notice of change of address has been served on the parties identified in this section indicating a new address:

Counsel to the Debtors:

Haynes and Boone, LLP

1221 McKinney, Suite 2100

Houston, Texas 77010

Attn: Kenric D. Kattner

Counsel to the Official Committee of Unsecured Creditors:

McKool Smith, P.C.

600 Travis, Suite 7000

Houston, Texas 77002

Attn: Hugh M. Ray, III

Counsel to the DIP Agent/First Lien Agent:

Mayer Brown LLP

700 Louisiana Street, Suite 3400

Houston, Texas 77002-2730

Attn: Charles S. Kelley

Counsel to the Second Lien Trustee:

Sheppard, Mullin, Richter & Hampton LLP

333 South Hope Street

Los Angeles, California 90071

Attn: Theodore A. Cohen

14.3 Dates.

The provisions of Bankruptcy Rule 9006 shall govern the calculation of any dates or deadlines referenced in the Plan.

14.4 Further Action.

Nothing contained in the Plan shall prevent the Debtors from taking any actions that may be necessary to consummate the Plan, even though such actions may not specifically be provided for in the Plan.

14.5 Exhibits.

All exhibits attached to the Plan and Plan Documents are incorporated in the Plan by reference and are an integral part of the Plan as though fully set forth herein.

14.6 Exemption from Transfer Taxes.

Under Bankruptcy Code section 1146(c), the issuance, transfer, or exchange of a security, or the making or delivery of an instrument of transfer under the Plan, shall not be taxed under any law imposing a stamp tax or similar tax; including, without limitation, the issuance of the New Equity Interest shall not be taxed under any law imposing a stamp tax or similar tax.

14.7 Binding Effect.

The Plan shall be binding on, and inure to the benefit of, the Debtors, the Committee, the holders of Claims and Equity Interests, and their respective successors, heirs, and assigns, regardless of whether those parties voted to accept the Plan.

14.8 Governing Law.

Except to the extent that the Bankruptcy Code, Bankruptcy Rules, or other non-bankruptcy federal law are applicable, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas, without giving effect to any conflicts of law principles.

14.9 Headings.

Headings are used in the Plan for convenience and reference only, and shall not constitute a part of the Plan for any other purpose.

14.10 Withdrawal or Revocation of the Plan.

The Debtors reserve the right to revoke or withdraw the Plan before the Confirmation Date. If the Debtors revoke or withdraw the Plan, then the Plan shall be null and void, and nothing contained in the Plan shall constitute a waiver or release of any Claims, or prejudice in any manner the rights of the Debtors or any other Person.

14.11 Reservation of Rights.

Neither the filing of the Plan nor any statement or provision contained in the Plan or in the Disclosure Statement, nor the taking of any action with respect to the Plan, shall (i) be or be deemed to be an admission against interest by the Debtors and (ii) until the Effective Date, be or be deemed to be a waiver of any rights the Debtors may have (a) against any other person or (b) in any of the property and assets of any other Person, and, until the Effective Date, all such rights are specifically reserved.

14.12 Defects, Omissions, and Amendments.

The Debtors may, with the approval of the Bankruptcy Court and without notice to holders of Claims, insofar as it does not materially and adversely affect holders of Claims, correct any defect, omission, or inconsistency in the Plan in such a manner and to such extent necessary or desirable to expedite the execution of the Plan. The Debtors may, with the consent of the First Lien Agent, propose amendments or alterations to the Plan before the Confirmation Hearing as provided in Bankruptcy Code section 1127 if, in the opinion of the Bankruptcy Court, the modification does not materially and adversely affect the interests of holders of Claims, so long as the Plan, as modified, complies with Bankruptcy Code sections 1122 and 1123 and the Debtors have complied with Bankruptcy Code section 1125. The Debtors may, with the consent of the First Lien Agent, and the Plan Trustee, propose amendments or alterations to the Plan after the Confirmation Date but prior to substantial consummation, in a manner that, in the opinion of the Bankruptcy Court, does not materially and adversely affect holders of Claims, so long as the Plan, as modified, complies with Bankruptcy Code sections 1122 and 1123, the Debtors have complied with Bankruptcy Code section 1125, and after notice and a hearing, the Bankruptcy Court confirms such Plan, as modified, under Bankruptcy Code section 1129.

14.13 Good Faith.

Confirmation of the Plan shall constitute a finding that (i) the Plan has been proposed in good faith and in compliance with the provisions of the Bankruptcy Code and (ii) the solicitation of acceptances or rejections of the Plan by all Persons and the offer, issuance, sale, or purchase of any security offered or sold under the Plan has been in good faith and in compliance with applicable provisions of the Bankruptcy Code.

ARTICLE 15

SUBSTANTIAL CONSUMMATION

15.1 Substantial Consummation.

The Plan shall be deemed substantially consummated immediately on the completion of the principal actions required to be undertaken on or about the Effective Date as provided in section 6.5 of the Plan.

15.2 Final Decree.

Following substantial consummation, the Plan Trustee may request the Bankruptcy Court to enter a final decree closing the case and such other orders that may be necessary and appropriate.

ARTICLE 16

CONDITIONS TO CONFIRMATION AND EFFECTIVENESS OF THE PLAN

16.1 Conditions Precedent to Confirmation.

The following are conditions precedent to confirmation of the Plan that shall be satisfied or waived in writing in accordance with section 16.3 of the Plan:

(a) The Bankruptcy Court shall have approved a disclosure statement with respect to the Plan in form and substance acceptable to the Debtors and the First Lien Agent; and

(b) The Confirmation Order, the Plan and the Plan Documents shall be in form and substance acceptable to the Debtors and the First Lien Agent.

16.2 Conditions Precedent to Effectiveness.

The following are conditions precedent to the occurrence of the Effective Date, each of which shall be satisfied or waived in writing in accordance with section 16.3 of the Plan:

(a) The Confirmation Order that complies with section 16.1 of the Plan shall be approved by the Bankruptcy Court and not be stayed.

(b) All actions, documents, and agreements necessary to implement the Plan and all transactions described in section 6.4 of the Plan shall have been effected or executed as applicable.

(c) The Debtors shall file with the Bankruptcy Court a notice of the Effective Date stating that the conditions in the Plan have been satisfied or waived pursuant to section 16.3 of the Plan.

16.3 Waiver of Conditions to Confirmation or Consummation.

The conditions set forth in sections 16.1 and 16.2 of the Plan may be waived by the Debtors, with the consent of the First Lien Agent, without any notice to any other parties-in-interest or the Bankruptcy Court and without a hearing. The failure of any of the Debtors and the First Lien Agent, in their sole discretion to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and such right shall be deemed an ongoing right, which may be asserted at any time.

16.4 Effect of Non-Occurrence of the Effective Date.

If each of the conditions in section 16.2 herein have not been satisfied or waived in the manner provided in section 16.3 herein on or before the Outside Date, and the Debtors file a notice of non-occurrence of the Effective Date: (i) the Confirmation Order shall automatically be revoked and vacated and of no further force or effect; (ii) no Distributions under the Plan shall be made; (iii) the Debtors and all holder of Claims and Equity Interests in the Debtors shall be restored to the status quo ante as of the day immediately preceding the Confirmation Date as though the Confirmation Date never occurred; and (iv) all of the Debtors’ obligations with respect to the Claims and Equity Interests shall remain unaffected by the Plan and nothing contained herein shall be deemed to constitute a waiver or release of any Claims by or against the Debtors or any other Person, or to prejudice in any manner the rights of the Debtors or any other Person in any further proceedings involving the Debtors, and the Plan shall be deemed withdrawn.

Dated: August 20, 2015

Dune Energy, Inc.
Dune Operating Company
Dune Properties, Inc.

By:	Donald R. Martin
Their:	Chief Restructuring Officer

EXHIBIT A TO THE CHAPTER 11 PLAN

GLOSSARY OF DEFINED TERMS

EXHIBIT B TO THE CHAPTER 11 PLAN

THE LIQUIDATING TRUST AGREEMENT FOR THE DUNE PLAN TRUST

EXHIBIT C TO THE CHAPTER 11 PLAN

RIGHTS OF ACTION

Pursuant to the terms of the Plan and 11 U.S.C. § 1123(b)(3)(B) and except for items excluded pursuant to Article 8 of the Plan and the Lien Challenge Proceeding, on the Effective Date, all of the Debtors’ Rights of Action and counterclaims will be retained under the Plan and transferred to and vest in the Plan Trust to be prosecuted exclusively by the Plan Trustee for the benefit of Creditors, including, without limitation, the following Rights of Action:

1.

All claims, counterclaims, causes of action and potential claims and causes of action held by any of the debtors and/or any of their estates, whether or not previously asserted, against James A. Watt and all former managers, officers and directors of any of the Debtors (including, without limitation, Marjorie Bowen, Robert A. Schmitz, John R. Brecker, Michael R. Keener, Dr. Alexander A. Kulpecz, Jr., Hal Bettis, Frank T. Smith, Jr., Eric Sterns, And Richard H. Mourglia and/or any acting in concert with them), including, but not limited to, avoidance actions, the D&O Claims, commercial torts, tortious interference with contractual and/or business relations, unfair competition, breach of contract, loss of income, setoff, recoupment, fraud, fraudulent inducement, misrepresentation, fraudulent or negligent omission, fraudulent or preferential transfers arising other than under the united states bankruptcy code, conversion, replevin, lender liability, recharacterization of debt as equity, equitable subordination, challenges as to the extent, priority and validity of any purported claims, liens and/or security interests, injury to property and/or title to property, negligence, recklessness, conspiracy, aiding and abetting, breach of fiduciary duty, breach of confidential relationship, mismanagement, violation of securities laws, self-dealing, usurpation of corporate opportunity, insolvent trading, breach of duty of loyalty, allowing, authorizing and/or receiving unlawful or improper distributions, unreasonable related party transactions, uncommercial transactions, improper redemption of equity interests, breach of duty of good faith, breach of duty to provide information, breach of duties of care and/or diligence, failure to make informed decisions, improper use of information to gain improper advantage, and actions seeking affirmative recoveries, and other, similarly grounded claims and causes of action. The claims against James A. Watt and other directors and officers of the debtors include, without limitation, those claims identified in the letter of Hugh Ray III to Charles Beckham dated June 4, 2015, including: (A) causing, directing, advising, influencing, authorizing and/or allowing the debtors to commit capital, expend resources, and forego other business alternatives in reliance on prospective transactions, including, without limitation, potential transactions with Eos without the exercise of reasonable care and diligence, all of which damaged the debtors and their financial and business interests, and ultimately caused them to fail, which breaches include, but are not limited to: (i) pursuing the Eos transaction because it would result in large change-in-control payments to the directors and officers, (ii) agreeing to non-solicitation and bid disclosure provisions in the Eos merger that restricted options for other buyers, (iii) voting “accelerated” bonuses to coincide with the Eos merger, (iv) delaying chapter 11 bankruptcy to pursue the Eos merger, (v) agreeing to an illusory break-up fee when it was known that the merger partner was insolvent and could not pay it, (iv) because of the self-interested benefits of the Eos merger, foregoing other opportunities that would have resulted in a better outcome, (B) causing, directing, advising, influencing, authorizing and/or allowing the debtors to enter into lucrative self-dealing transactions with and/or benefiting directors and officers and which were not in the best interests of the debtors and damaged them and their financial and business interests, including, without limitation, the Eos merger and bonuses, (C) causing, directing, advising, influencing, authorizing and/or allowing the debtors to enter into transactions and undertakings for which they were not adequately capitalized and which damaged the debtors and their financial and business interests, including, without limitation, the continued operation of the debtors until they ran out of funds and needless delay of chapter 11, and (D) causing, directing, advising, influencing, authorizing and/or allowing the debtors to enter into insider or related party transactions with or benefiting other directors and officers, insiders, shareholders and/or other equity interest holders, which were not in the best interests of the debtors and which damaged them and their financial and business interests, including, without limitation, the Eos merger, payment of “stock consideration,” accelerated bonuses, and change in control provisions, (E) causing, directing, advising, influencing, authorizing and/or allowing the debtors to enter into imprudent, unfavorable, and inadvisable business transactions without the exercise of reasonable care and diligence, which damaged the debtors and

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their financial and business interests, and ultimately caused them to fail, including, without limitation, the eos merger and the continued business operation outside of chapter 11 until the debtors were completely out of funds necessary to pay payroll and operate. The claims against Watt and other directors and officers of the Debtors include, without limitation, those claims identified in the letter of Charles Kelley to Charles Beckham dated June 12, 2015, including (A) breaching their duties of care, loyalty, and other fiduciary obligations by using dune’s limited resources commencing in 2014 to simply sustain the ongoing decline in its oil and gas operations in order to stretch liquidity to pursue a merger transaction that, based on the apparent risk of execution, largely benefitted existing senior management and directors (potentially) given the merging entity’s need to employ the same senior management and directors, but resulted in insufficient development and maintenance of existing operations, declining revenues, and negatively impacted the value of the assets to the detriment of all creditors of dune, (B) failing to observe their duties of care, loyalty and other fiduciary obligations to utilize the debtors’ available financial resources to protect and preserve the operations and assets of the dune entities, which duties were sacrificed in favor of using such resources to promote the marketing and sale of the debtors’ assets primarily to parties who would require services from the debtors’ directors and officers following such transactions, and (C) failing to observe their fiduciary obligations, duties of care and loyalty, and other duties of fairness by taking steps and making various decisions in 2011, 2012, 2013, 2014, and 2015 in respect of payments, compensation, or benefits that accrued for the directors and officers, such as monetary compensation, stock consideration, bonuses, change of control provisions, use of corporate resources solely for the benefit of such individuals, and other financial benefits, whether realized or potentially realizable as a result of such decisions, to the detriment of the debtors and their creditors because such decisions result in loss of value.

2.	All Avoidance Actions (as that term is defined in the plan), including without limitation, (i) for all payments made by the debtors to creditors within 90 days prior to the filing of the bankruptcy petition, including but not limited to, all persons and entities identified in question 3(b) of the Debtors’ respective Statements of Financial Affairs filed in the Chapter 11 Cases, and (ii) for all payments made by the Debtors to “insiders” within one year prior to the filing of the bankruptcy petition, including but not limited to, those persons and entities identified in question 3(c) of the Debtors’ respective Statements of Financial Affairs, and (iii) arising under sections 506(c), 510, 542, 543, 544, 545, 547, 548, 549, 550, 551, 552(b), 553, or 724 of the Bankruptcy Code, or arising under similar state and federal statutes and common law, including the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act, or similar state law.

3.	All claims, counterclaims, causes of action and potential claims and causes of action held by any of the Debtors and/or any of their estates, whether or not previously asserted, against Eos Petro, Inc., Eos Petro Sub, Inc., and any parties who may have liability related to the failure to consummate the Eos Merger Agreement, including, but not limited to, Avoidance Actions, commercial torts, tortious interference with contractual and/or business relations, unfair competition, breach of contract, loss of income, setoff, recoupment, fraud, fraudulent inducement, misrepresentation, fraudulent or negligent omission, fraudulent or preferential transfers arising other than under the united states bankruptcy code, conversion, replevin, lender liability, recharacterization of debt as equity, equitable subordination, challenges as to the extent, priority and validity of any purported claims, liens and/or security interests, injury to property and/or title to property, negligence, recklessness, conspiracy, aiding and abetting, breach of fiduciary duty, breach of confidential relationship, mismanagement, violation of securities laws, self-dealing, usurpation of corporate opportunity, alter ego, piercing of corporate veil, and actions seeking affirmative recoveries, and other, similarly grounded claims and causes of action.

4.	All Claims, counterclaims, defenses, and Causes of Action referenced in the Plan.

5.	All other counterclaims and defenses, including without limitation the rights of setoff and recoupment, and all defenses of the estate under 11 U.S.C. § 558.

6.

All claims, counterclaims, causes of action and potential claims and causes of action held by any of the Debtors and/or any of their estates as of the Effective Date, whether or not previously asserted, are preserved under the Plan for the benefit of the Plan Trust. The Debtors, Committee and/or the Plan

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Trustee, as the case may be, expressly reserve and preserve all rights to supplement at any time any and all retained claims and causes of action, including, without limitation, those described hereinafter, whether based on the results of prior, ongoing, or future investigations or otherwise.

7.	Claims and/or causes of action for, without limitation, commercial torts, tortious interference with contractual and/or business relations, unfair competition, breach of contract, loss of income, setoff, recoupment, fraud, fraudulent inducement, misrepresentation, fraudulent or negligent omission, fraudulent or preferential transfers arising other than under the United States Bankruptcy Code, conversion, replevin, lender liability, recharacterization of debt as equity, equitable subordination, challenges as to the extent, priority and validity of any purported claims, liens and/or security interests, injury to property and/or title to property, negligence, recklessness, conspiracy, aiding and abetting, breach of fiduciary duty, breach of confidential relationship, mismanagement, violation of securities laws, self-dealing, usurpation of corporate opportunity, insolvent trading, breach of duty of loyalty, allowing, authorizing and/or receiving unlawful or improper distributions, unreasonable related party transactions, uncommercial transactions, improper redemption of equity interests, breach of duty of good faith, breach of duty to provide information, breach of duties of care and/or diligence, failure to make informed decisions, improper use of information to gain improper advantage and other, similarly grounded claims and causes of action against, without limitation, current and/or former shareholders, members, equity interest holders, debt holders, partners, prospective joint venture participants, joint venture participants, prospective contracting parties, contracting parties, prospective purchasers, purchasers, prospective sellers, sellers, directors, officers, managers, employees, agents, contractors, insurers, sureties, investment bankers, consultants, advisors, representatives, competitors, vendors and/or other creditors of the debtors and/or entities affiliated with or otherwise related to any of the foregoing.

8.	All claims, counterclaims, causes of action and potential claims and causes of action held by any of the Debtors and/or any of their estates, whether or not previously asserted, including, without limitation, commercial torts, tortious interference with contractual and/or business relations, unfair competition, breach of contract, loss of income, setoff, recoupment, fraud, fraudulent inducement, misrepresentation, fraudulent or negligent omission, fraudulent or preferential transfers arising other than under the united states bankruptcy code, conversion, replevin, lender liability, recharacterization of debt as equity, equitable subordination, challenges as to the extent, priority and validity of any purported claims, liens and/or security interests, injury to property and/or title to property, negligence, recklessness, conspiracy, aiding and abetting, breach of fiduciary duty, breach of confidential relationship, mismanagement, violation of securities laws, self-dealing, usurpation of corporate opportunity, insolvent trading, breach of duty of loyalty, allowing, authorizing and/or receiving unlawful or improper distributions, unreasonable related party transactions, uncommercial transactions, improper redemption of equity interests, breach of duty of good faith, breach of duty to provide information, breach of duties of care and/or diligence, failure to make informed decisions, improper use of information to gain improper advantage and other, similarly grounded claims and causes of action against, without limitation, current and/or former shareholders, members, equity interest holders, debt holders, partners, prospective joint venture participants, joint venture participants, prospective contracting parties, contracting parties, prospective purchasers, purchasers, prospective sellers, sellers, directors, officers, managers, employees, agents, contractors, insurers, sureties, investment bankers, consultants, advisors, representatives, competitors, vendors and/or other creditors of the debtors and/or persons or entities affiliated with or otherwise related to any of the foregoing.

9.	All Rights of Action against any person or entity listed on SoFA 3(b) filed in the Bankruptcy Cases (Docket Nos. 156, 157 and 158), as well as related entities, principals, officers, and employees of any of the foregoing and any mediate or immediate transferees, including without limitation, all Avoidance Actions.

10.	All Rights of Action against any person or entity listed SoFA 3(c) filed in the Bankruptcy Cases (Docket Nos. 156, 157 and 158), as well as related entities, principals, officers, and employees of any of the foregoing and any mediate or immediate transferees, including without limitation, all Avoidance Actions.

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11.	All claims and causes of action against any person or entity for fraudulent or preferential transfers under any applicable law.

12.	All Rights of Action against any person or entity for recovery of accounts receivable or enforcement of contractual obligations.

13.	All Rights of Action against any federal, state, local or foreign taxing authority, including without limitation, for the recovery of tax credits, refunds, overpayments or other payments are retained and included in the Plan Trust Assets to the extent such rights of action have not been otherwise sold or transferred to White Marlin, Trimont, or other purchaser of the Debtors’ assets sold post-petition and are not capable of being setoff to reduce any claim of a taxing authority.

14.	All Rights of Action arising under or related to any policy of insurance against any insurer, such insurer’s agents, affiliates, related entities, principals, officers and employees, or any other person or entity.

15.	All Rights of Action asserting alter ego, veil piercing, or reverse veil piercing.

16.	All privileges, including the attorney-client, work-product and other privileges will belong to both the Trust and reorganized debtor.

The Plan Trust and Plan Trustee shall continue to analyze all potential Rights of Action and take appropriate action, including, but not limited to, filing lawsuits in appropriate venues. The Debtors do not waive any Rights of Action, counterclaims, or defenses that may exist. Nor shall conditional approval of the Disclosure Statement prejudice the Committee’s and the Plan Trust’s, as applicable, right to assert any claims and causes of action not identified herein, and all such claims and causes of action are expressly reserved and preserved.

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